Kush Bottles Reports Record Annual Revenue

SANTA ANA, Calif. – Nov. 3, 2016 - Kush Bottles (OTCQB: KSHB), a supplier of packaging supplies, accessories, and branding solutions for the legal cannabis industry, reported financial results for its fiscal year ended August 31, 2016.

Fiscal Year 2016 Financial Highlights

•

Kush Bottles achieved record revenue of $8,215,452 in fiscal year 2016, representing year-over-year growth of 105%.

•

Kush Bottles achieved record operating income of $84,455, representing year-over-year growth of 124%.

•

Working capital surplus grew to $2,026,777, representing a year-over-year increase of 877%.

•

Operating expenses as a percentage of revenue was 32%, representing a year-over-year decrease of 12%.

•

Revenues in our core markets of California, Colorado, Oregon, and Washington were $7,678,888 in fiscal year 2016, representing year-over-year growth of 99%.

•

Revenues in our non-core markets were $536,616 in fiscal year 2016, representing year-over-year growth of 228%.

Executive Quotes

“We are very pleased with the revenue growth we saw in all markets in 2016,” said Nick Kovacevich, CEO of Kush Bottles. “We’re excited to continue to push hard in these existing markets in 2017, and to take advantage of the many new markets that may emerge if more states vote to legalize.”

“We are thrilled with our performance in 2016, and we are already executing on plans to build and invest for the future.  Colorado, Washington, Oregon and Alaska are just the tip of the iceberg,” said Ben Wu, President of Kush Bottles.  “We are committed to continuous development of our organization and infrastructure to accommodate future market growth.”

“We’ve really focused this past year on increasing the efficiency and scalability of the business and the reduction in our operating expenses as a percentage of revenue shows we are succeeding,” said Chris Martin, CFO of Kush Bottles. “We plan to continue to create new efficiencies where possible so we can get more out of the resources we have.”

“Technology has played an important role in making our business more scalable and it will continue to be an important part of our strategy going forward,” said Ryan Selewicz, Director of Marketing & Technology at Kush Bottles. “Our online store is making ordering more convenient for our customers and it is making order processing more efficient for our team. Customers are responding well to this as we increased online transactions by more than 290% year-over-year and we’ve increased average online order value by more than 65% year-over-year.”

About Kush Bottles, Inc.

Kush Bottles (OTCQB: KSHB) is a is a packaging supplier, offering certified child-resistant and custom-branded solutions in all states that permit the sale of medical or recreational cannabis, and in Canada. With over 100 million bottles sold, the company is respected for its quality products, exceptional customer service, fast deliveries, and innovative custom design and branding solutions.

Kush Bottles is a publicly traded company, and one of a few cannabis-related businesses with demonstrated revenue growth and profitability, without direct involvement with cannabis plants or extracts.

Kush Bottles has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, and Inc. Magazine.

For more information, visit: www.kushbottles.com or call: (888)-920-5874.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Connect:

Website: www.kushbottles.com

Facebook: facebook.com/kushbottles

Twitter: twitter.com/kushbottles

Blog: blog.kushbottles.com

Media Inquiries:

press@kushbottles.com

(714) 243-4056